SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2008

Cascade Wind Corp., Inc.
(Exact name of registrant as specified in its charter)

NV	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 E. Second Street Unit B , Newberg, OR	97132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  505 326-2668

A.R.E Wind Corp. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1-- Registrant’s Business and Operations
ITEM 1.01 -- Entry Into a Material Definitive Agreement

On December 1, 2008, A.R.E. Wind Corp. (the “Company”) entered into an Advisory Agreement (“Agreement”) with Steve Shum, its Chief Executive Officer.  Mr. Shum has been retained to provide financial advisory services to the Company for a term from November 17, 2008 to December 31, 2008.  Mr. Shum will be paid a fixed fee in the amount of $10,250 for services provided under the Agreement.  In providing services under the Agreement, Mr. Shum will be acting as an independent contract, not an employee of the Company.

On December 1, 2008, the Company also entered into an Advisory Agreement (“Agreement”) with David N. Baker.  Mr. Baker has been retained to provide financial advisory services to the Company for a term from November 17, 2008 to December 31, 2008.  Mr. Baker will be paid a fixed fee in the amount of $34,500 for services provided under the Agreement.

The material terms of the Advisory Agreements are qualified in their entirety by the term of the agreements attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 5 -- Corporate Governance and Management
ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2008, the board of directors of the Company approved an amendment to the Company's articles of incorporation to change the name of the Company from "A.R.E. Wind Corp." to "Cascade Wind Corp., Inc."  The name change amendment was approved by the board of directors and by a majority of the shareholders.  The name change amendment was filed with the Nevada Secretary of State on December 2, 2008, attached hereto as Exhibit 3.1.

In connection with this name change to Cascade Wind Corp., Inc., as of the open of business on December 3, 2008, the Company has the following new CUSIP number.   The new trading symbol is pending.

New CUSIP Number:  14739B 104

SECTION – Financial Statements and Exhibits
ITEM 9.01 Financial Statements and Exhibits

3.1	Amendment to Articles of Incorporation
10.1	Advisory Agreement with Steve Shum
10.2	Advisory Agreement with David N. Baker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Steve Shum
Steve Shum
Chief Executive Officer

Date: December 3, 2008